UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 28, 2023, MarketWise, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) by and among the Company, F. Porter Stansberry and Stokes Holdings, LLC (collectively, the “Investors”), pursuant to which the Board of Directors of the Company (the “Board”) agreed to appoint certain individuals as directors and the Investors agreed to irrevocably withdraw their notice of shareholder nomination of their three director candidates and take certain actions with respect to voting their shares of the Company’s common stock at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”).
In accordance with the terms of the Settlement Agreement, the Company agreed that it would appoint David Eifrig, Glenn Tongue and Matthew Smith to fill the newly created vacancies. The Board further agreed to limit the number of authorized directors to ten through the conclusion of the 2023 Annual Meeting, and thereafter to further limit the number of authorized directors to nine through the completion of the 2024 Annual Meeting of Shareholders.
Under the Settlement Agreement, each of the Investors has agreed to (i) appear at the 2023 Annual Meeting (or otherwise cause such Investor’s shares to be counted for purposes of establishing a quorum), (ii) vote (or cause to be voted) all of such Investor’s shares on the Company’s proxy card or voting instruction form (a) in favor of each of the Board’s director nominees and against any proposal to remove such members, (b) against any director nominees not recommended by the Board and (c) otherwise in accordance with the Board’s recommendation, as identified in the Company’s proxy statement, and (iii) not execute any proxy card or voting instruction form other than the proxy card and related voting instruction form being solicited by or on behalf of the Company. The scope of these commitments, obligations, provisions and other terms are set forth in full in the Settlement Agreement.
The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 1, 2023, pursuant to the Settlement Agreement and the previously disclosed Voting Agreement with Monument & Cathedral Holdings, LLC dated as of April 17, 2023 (the “Voting Agreement”), the Company appointed Matthew Turner, David Eifrig, Glenn Tongue and Matthew Smith (the “New Directors”) as members of the Board, effective immediately.
Matthew Turner, age 57, is a member of the board of directors of our largest shareholder, Monument & Cathedral Holdings, LLC, (“M&C”) where he has served since September 2015 and was previously the General Counsel of M&C from 1997 until 2022. Mr. Turner received his Juris Doctor from Catholic University and a Bachelor of Arts in English from Loyola University, Maryland.
David Eifrig, age 63, joined MarketWise in 2008 and remains one of its most prolific editors. After receiving his Bachelor of Arts from the Carleton College in Minnesota, Dr. Eifrig later received a Master of Business Administration degree from Northwestern University’s Kellogg School of Management, graduating with a double major in finance and international business. Dr. Eifrig subsequently earned his M.D. from the University of North Carolina at Chapel Hill.
Glenn H. Tongue, age 64, is the General Partner of Deerhaven Capital Management and the sole Portfolio Manager of the Deerhaven Fund. Previously he was a General Partner and Co-Manager of T2 Partners Management from April 2004 to July 2012 and was the co-manager of three private investment partnerships: the Tilson Growth Fund, the Tilson Offshore Fund and the T2 Qualified Fund. Mr. Tongue received his Master of Business Administration degree from The Wharton School at the University of Pennsylvania and received a Bachelor of Science degree in Electrical Engineering and Computer Science from Princeton University.
Matthew Smith, age 51, is the founder of Royalty Exchange, Inc., where he has served on the board of directors since 2016 and as the CEO from 2016 until 2021. Mr. Smith has also served on the board of directors of iTime Marketing, Inc. since 2002. Previously, Mr. Smith served as the CEO of Stansberry & Associates Investment

Research, LLC, a financial publishing company, from July 2012 until December 2015, prior to its affiliation with MarketWise, Inc. Mr. Smith attended the University of Illinois from 1993 to 1995.
The Company does not currently expect that any of the New Directors will serve on any committee of the Board. The New Directors were selected to serve as directors pursuant to the Settlement Agreement and the previously disclosed Voting Agreement with Monument & Cathedral Holdings, LLC dated as of April 17, 2023. There are no transactions in which any of the New Directors have an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with the New Directors’ appointment as members of the Board, Mr. Manuel Borges resigned as a director of the Company and the Board set the number of authorized directors at ten. Mr. Borges’ resignation was not related to any matter regarding the Company’s financial condition, results of operations, internal controls, disclosure controls and procedures, policies, or practices.
Item 7.01. Regulation FD Disclosure.
On May 2, 2023, the Company issued a press release announcing the events described in Items 1.01 and 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*	Settlement Agreement, dated as of April 28, 2023, by and between MarketWise, Inc., F. Porter Stansberry and Stokes Holdings, LLC.
99.1	MarketWise, Inc. press release, dated May 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: May 2, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary